FINDERS FEE AGREEMENT

THIS AGREEMENT is dated for reference as of the 29th day of November , 2007, between Wave Uranium Holding (the "Company") having its offices at 5348 Vegas Drive, Suite 228, Las Vegas, NV, 89108, USA and Canaccord Capital Corporation, having a business address at #2200 - 609 Granville Street, Vancouver, B.C. V7Y 1H2, Canada (the "Finder" or "Canaccord")

WHEREAS:

A. The Company seeks to complete a financing of up to 860,000 units of the Company (the "Units") at a price of US$0.35 per Unit (the "Offering").

B. Each Unit is comprised of one share of Common Stock of the Company (each a "Share") and one half of one whole share purchase warrant (each a "Warrant") with each such Warrant entitling the holder to purchase one additional common share of the Company at a price per Share of US$0.50 per share.

C. The Finder may introduce to the Company persons who wish to participate in the Offering, but is under no obligation to do so.

D. The Company may accept subscriptions from persons introduced by the Finder, but is under no obligation to do so.

In consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which is acknowledged by each of the parties), the parties agree as follows:

1. Fees

1.1 The Company will pay the Finder, promptly upon closing of the Offering, a cash fee, in lawful U.S. currency, (the "Fee") of 10% of the gross proceeds of the funds raised in the Offering from persons introduced to the Company by the Finder. In addition, the Company agrees to issue share purchase warrants to the Finder (the "Finder's Warrant") equal to 10% of the Units subscribed for by persons introduced to the Company by the Finder. Each Finder's Warrant will be exercisable to purchase one additional share of common stock of the Company (the "Finder's Warrant Shares") at US$0.50 per share for a period of two years from the date of issuance.

1.2 The Company shall prepare and file or cause to be prepared and filed with the United States Securities and Exchange Commission a registration statement under the Securities Act on the appropriate form registering the resale from time to time by the Finder the Finder's Warrant Shares acquirable upon exercise of the Finders' Warrants and any security issued with respect thereto

upon any stock dividend, split, merger or similar event held or acquired by the Finder on the same terms as set out in the Subscription Agreement entered into by the Company and purchased introduced by the Finder to the Company.

2. Relationship Between Parties:

2.1 Nothing contained in this Agreement shall be construed as:

(a) creating an obligation on the Finder to market the Offering or solicit purchasers for the Offering;
(b) creating any obligation on the Company to accept subscriptions from any of the purchasers introduced by the Finder; or
(c) constituting the Finder an agent of the Company, it being acknowledged that the Finder will, if and to the extent there are any purchasers, be acting exclusively as the agent for the purchasers in connection with the Offering.

2.2 This Agreement constitutes the entire agreement between the parties with respect to its subject matter, and supersedes any prior understandings and agreements between the parties with respect to its subject matter. Further, there is no agreement, commitment arrangement or understanding between the parties pursuant to which the Finder will act as advisor, agent or underwriter or member of a selling group in respect of the Offering or in respect of a subsequent offering of securities of the Company. There are no representations, warranties, forms conditions, undertakings or collateral agreements, express implied or statutory between the parties other than as expressly set forth in this Agreement.

3. Representations and Warranties by the Company

The Company hereby makes in favour of the Finder the representations and warranties of the Company contained in the subscription agreement entered or to be entered into by Canadian investors introduced to the Company by the Finder.

4. **Indemnity**

4.1 The Company hereby agrees to indemnify and hold Canaccord, and its affiliates, and each of their directors, officers, employees and agents (hereinafter referred to as the "Personnel") harmless from and against any and all losses or damages that may be incurred in relation to any claim, action, or investigation, whether actual or threatened, that arise directly or indirectly in connection with the matters referred to in this Agreement.

4.2 The indemnity obligations of the Company shall extend upon the same terms and conditions to the Personnel of Canaccord and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal

representatives of the Company, Canaccord and any of the Personnel of Canaccord. The foregoing provisions shall survive the completion of professional services rendered under this Agreement or any termination of this Agreement.

5. Expenses

5.1 The Company agrees to pay to the Canaccord its reasonable fees and expenses in connection with the Offering, including any fees and disbursements of Canaccord's legal counsel. The Company agrees that Canaccord may deduct such fees and expenses from the proceeds raised through persons introduced to the Company by Canaccord.

6. General Provisions

6.1 The representations, warranties and indemnities in this Agreement will survive the completion of the Offering.

6.2 The parties will comply in all respects with all applicable laws, rules and policies in connection with the Offering.

6.3 Any amendment to this Agreement must be set forth in writing and duly executed by both parties.

6.4 Any notice given in connection with this Agreement shall be given in writing and may be given by personal delivery or by registered mail addressed to the recipient at the addresses of the parties provided on the first page of this Agreement or such other address or individual as may be designated by notice by either party to the other. Any notice given shall be conclusively deemed to have been given on the day of actual delivery.

6.5 Each party must from time to time execute and deliver all such further documents and instruments and do all acts and things as the other party may reasonably require to effectively carry out the full intent and meaning of this Agreement.

6.6 This Agreement shall be governed by and construed in accordance with the laws of British Columbia and the laws of Canada applicable therein without giving effect to the conflicts of laws principles thereof. Headings used in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

6.7 This Agreement may be executed in counterparts and delivered electronically or by fax, each of which shall be deemed to be an original and both of which together will constitute one agreement, effective as of the date given above notwithstanding the actual date of the execution.

6.8 This Agreement may be terminated at anytime up to closing of the Offering by either the Company or Canaccord.

THE PARTIES, intending to be legally bound, have executed this Agreement as of the date set forth on the first page notwithstanding its actual date of execution.

WAVE URANIUM HOLDING

Per: ______________________

Title PRESIDENT/CEO

Per: ______________________

Title

CANACCORD CAPITAL CORPORATION

Per: ______________________

Title

Per: ______________________

Title

WAVE URANIUM HOLDING

Per: ______________________________

Title

Per: ______________________________

Title

CANACCORD CAPITAL CORPORATION

Per: ______________________________

Title David Horton, Senior VP + Director

Per: ______________________________

Title David Rentz, Senior VP, Invest. Banking